Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

 The Board of Directors

Biostage, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-215410) and Forms S-8 (No. 333-192026, 333-192027, 333-203105, 333-212993, 333-219988, 333-225336, and 333-239346) of Biostage, Inc. of our report dated April 13, 2021, relating to the consolidated financial statements of Biostage, Inc. and its subsidiaries, appearing in this Annual Report on Form 10-K of Biostage, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Boston, Massachusetts

March 31, 2022